Exhibit.10.27

CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY [***]) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.
SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is entered into as of this [***] day of [***], [***] (the “Execution Date”), by and between BMR-MEDICAL CENTER DRIVE LLC, a Delaware limited liability company (“Landlord”), and MACROGENICS, INC., a Delaware corporation (“Tenant”).
RECITALS
A.    WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of [***] (the “Assignment Agreement”) between J. Craig Venter Institute, Inc. (“JCVI”), as assignor, and Tenant, as assignee, and that certain Landlord Consent attached to the Assignment Agreement and executed by Landlord (“Landlord Consent”), as of the Effective Date (as defined below), Landlord and Tenant are parties to that certain Lease dated as of [***] (as amended by that certain First Amendment to Lease dated as of [***], the “Existing Lease”), whereby Tenant leases certain premises (the “Premises” from Landlord at 9704 Medical Center Drive in Rockville, Maryland (the “Building”);
B.    WHEREAS, effective as of the Effective Date, Landlord and Tenant desire to revise the Base Rent for the Premises, extend the Term of the Existing Lease and modify certain other provisions of the existing Lease on the terms and conditions set forth in this Second Amendment; and
C.    WHEREAS, effective as of the Effective Date, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.    Effective Date. This Second Amendment shall be effective concurrently with the effectiveness of the assignment of JCVI’s interest in, to and under the Existing Lease to Tenant pursuant to the Assignment Agreement. The “Effective Date” for purposes of this Second Amendment shall mean the “Assignment Date” as such term is defined in the Assignment Agreement [***] Landlord and Tenant shall execute and deliver the Acknowledgment of Second Amendment Effective Date in substantially the form attached as Exhibit A to this Second Amendment.
2.    Definitions. For purposes of this Second Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Second Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Second Amendment. To the extent terms are defined in both the Existing Lease and the Second Amendment, the defined terms in this Second Amendment shall control for the entire Lease, as amended.
BioMed Realty form dated 3/27/15
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3.    Revised Term. Landlord and Tenant have agreed to extend the Term of the Existing Lease and to modify certain terms and provisions of the Existing Lease in connection therewith on the terms and conditions set forth in this Second Amendment. Notwithstanding any provision in the Existing Lease to the contrary, the Term shall be extended [***] and shall be subject to further extension pursuant to Section 14 of this Second Amendment. The “Revised Term Commencement Date” shall be the later of (a) [***] and (b) the day Landlord tenders possession of the Premises to Tenant. The “Term” in the Lease and the “Revised Term” in this Second Amendment shall mean and refer to the period of time commencing on the Revised Term Commencement Date and continuing through the Term Expiration Date, as extended by this Second Amendment, and as the same may be extended pursuant to Section 14 of this Second Amendment, and subject to the earlier termination of the Lease as therein provided. Landlord and Tenant shall execute and deliver to the other written acknowledgment of the actual Revised Term Commencement Date and the Term Expiration Date [***] in the form provided by Landlord, which form shall be consistent with the form attached as Exhibit B to this Second Amendment. Notwithstanding anything to the contrary contained in this Second Amendment, in the event that (i) the Effective Date does not occur or (ii) Landlord fails to deliver the Premises to Tenant [***] for any reason, except for any delay caused by Tenant or an event of Force Majeure (however, Force Majeure shall not include holdover in the Premises by JCVI), then Tenant shall receive either (y) a day-for-day abatement [***] of the initial Monthly Base Rent [***] if such failure to deliver is due to holdover in the Premises by JCVI or (z) a day-for-day abatement of one hundred percent 100% of the amount of the initial Monthly Base Rent [***] if such failure to deliver the Premises is not due to holdover in the Premises by JCVI, in each case for each day after [***] that the Effective Date does not occur or Landlord fails to deliver possession of the Premises to Tenant, which abatement shall be applied against the first and subsequent accruing Monthly Base Rent due for the Premises following the Revised Term Commencement Date until exhausted. To the extent not delivered by JCVI directly to Tenant pursuant to the Assignment Agreement, Landlord shall deliver all keys, security codes and electronic access cards to the Premises and all offices and restrooms therein received by Landlord from JCVI.
4.    Revised Term: Amended Lease Provisions. Effective as of the Effective Date, the Existing Lease shall be amended as follows:
a.    Deleted Provisions. Effective as of the Effective Date, Articles 5, 8, 42, 43, Sections 9.9, 12.10, 14.2, 16.1 (except that Landlord shall remain responsible for the external cleaning of the Building and snow removal obligations set forth in Section 16.1 of the Existing Lease), 16.6, 16.8, 17.2, 18.1(c), 29.2, 33, 41/ and 41.20 and Exhibits C and J of the Existing Lease are hereby deleted in their entirety and replaced with the following: “Intentionally Omitted”. In addition to the foregoing, all references to the “Turnover” in the Existing Lease, the words “So long as Tenant has not assigned the Lease” in Section 9.8, the first sentence of Section 17.4, the second sentence of Section 17.5 are hereby deleted in their entirety. The following is hereby added to the end of the first sentence of Section 12.5: “without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.” The following is hereby added to the end of the second sentence of Section 12.5: “which consent shall not be unreasonably withheld, conditioned or delayed.” Exhibit H is hereby replaced with Exhibit H attached hereto. Notwithstanding the foregoing, Tenant may submit an updated Exhibit H to the Lease pursuant to the terms and conditions set forth in Section 17.6 of the Existing Lease, and, for clarity, bioreactors, centrifuges, media and buffer preparation tanks, manufacturing skids (such as for depth filtration, ultrafiltration and clean-in-place processes) and similar types of equipment used for biologics manufacturing in the Premises that are purchased by Tenant will be deemed to be “equipment” owned by Tenant and not “fixtures” regardless of whether such equipment is physically anchored to the Building.
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b.    Revised Term Base Rent. From and after the Revised Term Commencement Date, the monthly and annual installments of Base Rent for the Premises during the Revised Term shall be as set forth in the chart below, subject to adjustment under the Lease:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

c.    Security Deposit. The Security Deposit [***] shall be deposited by Tenant with Landlord on or before the Revised Term Commencement Date and otherwise in accordance with the Existing Lease.
d.    ADA Compliance. Notwithstanding any other provision herein or in the Lease to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”), provided that: (i) if ADA compliance requires alteration of the Premises from its condition as of the Revised Term Commencement Date due to a change in the ADA or the enforcement thereof which takes effect after the Revised Term Commencement Date; (ii) such ADA compliance is not required as the result of any Alterations (including any Tenant Improvements) made by Tenant; and (iii) such alteration of the Premises is considered capital in nature in accordance with generally accepted accounting principles, then Landlord shall be responsible for performing such alterations, the cost of which shall be considered an Operating Expense and shall be amortized in accordance with Article 9; further, provided, that if ADA compliance requires alteration of the Premises from its condition as of the Revised Term Commencement Date due to a violation in the ADA which exists as of the Revised Term Commencement Date or the enforcement thereof (provided such enforcement is not the result of any Alterations (including any Tenant Improvements) made by Tenant), then Landlord shall be responsible for performing such
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alterations, the cost of which shall not be considered an Operating Expense. The provisions of this Section shall survive the expiration or earlier termination of the Lease.
e.    Signage. The first two sentence of Section 12.6 of the Existing Lease are hereby deleted in their entirety and replaced with the following:
“No sign, advertisement or notice (“Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, provided that Tenant shall have the right, without obligation, to install and maintain a Building top signage and a monument sign at the entry to the driveway of the parking lot serving the Building, in each case, with Tenant’s logo at a location and in a manner to be reasonably approved by Landlord, subject to all Applicable Laws. Upon the expiration or earlier termination of the Term, Tenant shall be responsible for removing all of Tenant’s Signage, including any monument sign installed by Tenant pursuant to this Section, and restoring the Premises, Building or other portions of the Project damaged by the installation or removal of such Tenant’s Signage to their condition prior to such damage at Tenant’s sole cost and expense.”
f.    Assignment or Subletting. Section 29.1 of the Existing Lease is hereby deleted in its entirety and replaced with the following:
“29.1 Except as hereinafter expressly permitted, none of the following (each, a “Transfer”), either voluntarily or by operation of Applicable Laws, shall be directly or indirectly performed without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed: (a) Tenant selling, hypothecating, assigning, pledging, encumbering or otherwise transferring this Lease or subletting the Premises or (b) a controlling interest in Tenant being sold, assigned or otherwise transferred (other than as a result of shares in Tenant being sold on a public stock exchange). For purposes of the preceding sentence, “control” means (i) owning (directly or indirectly) more than [***] of the stock or other equity interests of another person or (ii) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. Notwithstanding the foregoing, Tenant shall have the right to Transfer, without Landlord’s prior written consent, Tenant’s interest in this Lease or the Premises or any part thereof to (x) any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant, (y) the surviving corporation or other entity in a merger or consolidation in accordance with applicable statutory provisions, provided that the liabilities of the corporations or other business entities participating in such merger or consolidation are assumed by the corporation or other business entity surviving such merger or consolidation, or (z) a bona fide purchaser of all or substantially all of the stock, membership interests or partnership interests (as applicable) or assets of Tenant ((x), (y) and (z), each, a “Tenant’s Affiliate”); provided that Tenant shall notify Landlord in writing at least ten (10) days before such Transfer (in which case, Landlord shall comply (during the period of time prior to the effective date of the Exempt Transfer) with any reasonable and appropriate confidentiality requirements with respect to such notification as may be requested in writing by Tenant) (each an “Exempt Transfer” and the assignee or transferee being an “Exempt Transferee”) and otherwise comply with the requirements of this Lease regarding such Transfer; and provided, further, that the Exempt Transferee has a net worth (as of both the day immediately prior to and the day
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immediately after the Exempt Transfer) that is equal to or greater than the net worth (as of both the Revised Term Commencement Date and the date of the Exempt Transfer) of the transferring Tenant. Section 29.5.2 shall not apply to any Exempt Transfer to an Exempt Transferee, nor are such provisions intended to, nor shall they be interpreted to extend or apply to, the consideration given or the purchase price paid by a bona fide purchaser for all of the stock, membership interests or partnership interests (as applicable) or assets of Tenant, regardless of whether such a Transfer to Tenant’s Affiliate constitutes an Exempt Transfer pursuant to this Section. In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Project or that is or has been in discussions or negotiations with Landlord or an affiliate of Landlord within the last six (6) months to lease premises at the Project or a property owned by Landlord or an affiliate of Landlord in Rockville or Gaithersburg, Maryland. Notwithstanding anything in this Lease to the contrary, if (a) Tenant or any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, Lender or Governmental Authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question or (b) Tenant or any proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion (with respect to any such matter involving Tenant), and it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee).”
Section 29.5.3 of the Existing Lease is hereby amended to replace [***] per occurrence/request” with [***]”
g.    Loading Dock. During the Revised Term, and notwithstanding Section 13 of the Lease, Tenant shall have the exclusive right to use the warehouse/receiving and loading dock adjacent to the Building as depicted on Exhibit K attached hereto (“Loading Dock”). Tenant, Landlord and the tenants of 9708 Medical Center Drive shall have non-exclusive access to use the area adjacent to the Loading Dock, provided such access and use of the area adjacent to the Loading Dock by Landlord and tenants of 9708 Medical Center Drive shall be limited to maneuvering vehicles to gain access to the loading dock adjacent to 9708 Medical Center Drive. Landlord shall not unreasonably interfere with Tenant’s use of or access to the Loading Dock, provided, however, that the foregoing restriction shall not apply in the event of any emergency. Landlord acknowledges that Tenant desires to construct a utility space in the area adjacent to the Loading Dock and that Landlord is amenable to such a request, provided that the construction of any such utility space shall be subject to all of the requirements in the Lease relating to Alterations, including Landlord’s prior consent to such proposed Alteration.
h.    Holding Over. The holdover rent payable by Tenant pursuant to Section 27.2 of the Lease shall be prorated on a daily basis for each day that Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent. In addition, notwithstanding Section 27.2 of the Existing
Lease, Tenant shall not be liable to Landlord for any damages suffered by Landlord as a result of such holdover (including lost rent or consequential, special or indirect damages) [***] and thereafter, Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages.
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i.    Subordination and Attornment. Landlord represents and warrants to Tenant that as of the Effective Date there is no current mortgagee with respect to the Property. To the extent that a short form or memorandum of this Lease has not been recorded, Landlord shall provide any future Mortgagee with written notice of the existence of the Lease prior to the recordation of any Mortgage. Notwithstanding anything to the contrary contained in the Lease, the Assignment or the Landlord Consent, Tenant’s obligation to subordinate and attorn to a future Mortgagee shall be conditioned upon Landlord delivering to Tenant a SNDA whereby such Mortgagee agrees, in the event of sale or transfer of the Building or any interest therein (including by foreclosure), to recognize the Lease and abide by the provisions in at least Sections 14, 15 and 16 of this Second Amendment, provided Tenant is not in uncured default of the Lease.
j.    Operating Expenses. Any references to the Execution Date in Section 9.1.2 shall hereafter be a reference to the Revised Term Commencement Date. Notwithstanding any other provision herein or in the Lease to the contrary, Landlord shall not include in Operating Expenses (i) any costs incurred to remove any Hazardous Materials from the Project, the Building or the Premises which were the result of a another tenant’s default under its lease; or (ii) any costs incurred to remedy any enforceable violation of Applicable Law existing at the Premises, the Building or the Project as of the Revised Commencement Date; In addition, to the extent that the Property Management Fee, any Operating Expenses or other costs under the Lease are computed based upon the Base Rent payable by Tenant under the Lease such computations shall be determined as though the Base Rent paid by Tenant is as follows:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

k.    Taxes on Tenant’s Property. Upon Tenant’s written request, Landlord shall provide Tenant with reasonable supporting documentation for any determination of value attributable to Tenant’s personal property or trade fixtures under Section 10.2 of the Lease.
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l.    Intentionally Omitted.
m.    Landlord Maintenance and Repair. In addition to the repairs and maintenance obligations of Landlord set forth in Section 18.1, Landlord shall provide window washing services for the Building in accordance with standards for comparable first-class buildings in the Rockville, Maryland area, the cost of which shall be included as an Operating Expense.
n.    Alterations. Section 17.1 of the Existing Lease is hereby deleted in its entirety and replaced with the following:
“Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work (whether major or minor) of any kind in, at, or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold, condition or delay; provided, however, that in the event any proposed Alteration (a) any structural portions of the Building, including exterior walls, roof, foundation, foundation systems (including barriers and subslab systems), or core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life safety and power (each, a “Material Alteration”), then Landlord may withhold its approval with respect thereto in its sole and absolute discretion. Notwithstanding the foregoing, with respect to any Material Alterations that are critical or essential for biologics manufacturing as intended by Tenant, Landlord shall not unreasonably withhold, condition or delay its consent with respect to any such Material Alterations. Tenant shall, in making any such Alterations, use only those architects, general contractors and material suppliers and mechanics of which Landlord has given prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. In seeking Landlord’s approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record, (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request (collectively, the “Alterations Submittals”). With respect to any Alterations that require Landlord’s prior consent relating to the maintenance, repair, replacement or upgrade of any systems or equipment or the Building structure (including the floor load) involved in Tenant’s manufacturing operations which are required to comply with Applicable Laws, Landlord shall use commercially reasonable efforts to respond to a notice for approval of such Alterations within ten (10) days of Landlord’s receipt of Tenant’s request therefor and the applicable Alterations Submittals and Landlord shall not unreasonably withhold, condition or delay its consent with respect to any such Alterations. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises “Cosmetic Alterations” without Landlord’s consent; provided that [***] such Cosmetic Alterations do not (i) require any structural modifications to the Premises, (ii) require any changes to, or adversely affect, the Building systems, (iii) affect the exterior of the Buildings or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Project. Tenant shall give Landlord [***] prior written notice of any Cosmetic Alterations involving a third party contractor or
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supplier which could give rise to a mechanic’s lien. Promptly after the end of each calendar quarter of the Revised Term, Tenant shall give Landlord a written summary of any other Cosmetic Alterations made by Tenant at the Premises during such calendar quarter. To the extent that Tenant fails to give the required prior notice for Cosmetic Alterations that could give rise to a mechanic’s lien, Tenant may cure such default by providing Landlord with notice of such Cosmetic Alterations at the end of the applicable calendar quarter. Any notice of Cosmetic Alterations required to be delivered by Tenant to Landlord may be delivered by electronic mail to Landlord’s authorized recipients, which recipients shall initially be Kevin Reap and Erin Travis, subject to change by written notice from Landlord to Tenant.” Tenant shall [***] pay Landlord for additional premiums charged under Section 12.3 of the Lease.
o.    Surrender. Notwithstanding any other provision herein or in the Lease to the contrary, Tenant shall have no obligation to remove any Alterations, fixtures, equipment, additions, improvements, signage or Tenant’s Rooftop Equipment installed by or on behalf of JCVI at the Premises or the Building prior to the Revised Term Commencement Date. In addition, Landlord shall not be permitted to require that Tenant remove any Alterations at the end of the Revised Term other than Alterations which, at the time that Landlord granted its consent to such Alterations, Landlord advised Tenant, in writing with reasonable specificity, that such Alterations would be required to be removed at the end of the Revised Term.
p.    Financial Statements. Notwithstanding Section 41.3 of the Existing Lease to the contrary, so long as (i) Tenant (or, if Tenant’s financial statement is consolidated with its parent, Tenant’s parent) is a publicly traded company on an “over-the-counter” market or any recognized national or international securities exchange, and (ii) Tenant’s (or, if Tenant’s financial statement is consolidated with its parent, Tenant’s parent’s) current public annual report (in compliance with applicable securities laws) for such applicable year is available to Landlord in the public domain, then, Tenant shall have no obligation to provide financial statements to Landlord.
q.    Landlord’s Access. Notwithstanding anything in Section 14.4 or any other provision of the Existing Lease to the contrary, neither Landlord nor its agents or employees may enter the portions of the Premises, unless accompanied by a representative of Tenant, provided that Tenant makes such a representative reasonably available to Landlord and further, provided that if a bona-fide health or safety emergency or an imminent risk of damage to the Premises or the Project or to persons or property necessitates immediate entry to the Premises, Landlord or any emergency response or service provider contacted by Landlord (e.g., the fire department or utility providers) may use whatever force is necessary to enter the Premises, and any such entry to the Premises in accordance with the preceding clauses shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof or result in any liability to Landlord. In the event of an emergency, Landlord will use reasonable efforts to notify Tenant of the emergency situation as soon as reasonably practicable after Landlord becomes aware of such emergency.
r.    Use. Without limitation of Section 2.7 of the Existing Lease, Tenant may use the Premises for biologics manufacturing, laboratory and vivarium uses, provided such uses are conducted in accordance with all Applicable Laws and the terms and provisions of the Lease. Landlord hereby acknowledges and agrees that Landlord and its affiliates and their respective employees will not assert that the biologics manufacturing, laboratory and vivarium uses constitute a “waste” or “nuisance” under the Lease, provided such uses are conducted in accordance with all Applicable Laws and the terms and provisions of the Lease.
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s.    Confidentiality. Section 38(z) of the Existing Lease shall include all bona fide prospective purchasers of Tenant or its assets. Notwithstanding anything in Section 38 of the Existing Lease or otherwise herein to the contrary, Tenant shall be entitled to make any disclosure of the Lease that Tenant, in its good faith judgment, believes is required by Applicable Law or by any stock exchange on which its securities or those of its affiliates are listed.
t.    Hazardous Materials. The second sentence of Section 21.5 of the Existing Lease is hereby amended and restated as follows: “If during any period of time needed by Tenant or Landlord after the expiration or earlier termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Landlord is prevented from or delayed in (a) performing work in the Premises or the Building necessary or desirable in order to prepare the Premises to be marketed or to be delivered to a subsequent tenant or occupant, and/or (b) delivering the Premises to a subsequent tenant or occupant, then Tenant shall be deemed a holdover tenant and subject to the provisions of Section 27.2; provided, however, that, in such event, the monthly holdover rent under Section 27.2(a) shall be calculated to exclude any portion of the monthly holdover rent that is allocable to any floor or floors of the Building (if any) that do not contain Hazardous Material in violation of this Lease.”
5.    Early Access to Premises. Subject to JCVI’s compliance with its obligation to allow Tenant early access to the Premises under Section 2 of the Assignment Agreement, [***] Landlord shall use commercially reasonable efforts to grant Tenant access to the Premises and Common Areas prior to the Revised Term Commencement Date for the purpose of constructing improvements, installing furniture, fixtures and equipment or the placement of personal property, but not for the purpose of conducting Tenant’s business, provided Tenant shall furnish to Landlord evidence satisfactory to Landlord in advance that insurance coverages required of Tenant under the provisions of Article 23 of the Existing Lease are in effect, and such entry shall be subject to all the terms and conditions of the Lease other than the payment of Base Rent or Tenant’s Share of Operating Expenses.
6.    TI Allowance; Construction of Tenant Improvements.
a.    TI Allowance. In accordance with the terms and conditions of this Second Amendment, Landlord shall make available to Tenant (i) a tenant improvement allowance [***] (the “Base TI Allowance”) plus (ii) if properly requested by Tenant pursuant to this Section 6.a, an additional tenant allowance [***] the “Additional TI Allowance”), [***] for use for any purpose elected by Tenant, in Tenant’s sole discretion, which may include, among others, improvements to the Premises (the “Tenant Improvements”) as described in the Work Letter attached to this Amendment as Exhibit C (the “Work Letter”) and as otherwise provided in this Section 6.a. The Base TI Allowance, together with Additional TI Allowance (if properly requested by Tenant pursuant to this Section 6.a), shall be referred to herein as the “TI Allowance.” Landlord shall disburse the Base TI Allowance to Tenant [***] by wire transfer of immediately available funds to an account specified by Tenant. If Tenant desires all or any portion of the Additional TI Allowance, then Tenant shall deliver to Landlord a written request for such Additional TI Allowance, in the form attached to this Amendment as Exhibit D, executed by an authorized officer of Tenant (an “Additional TI Allowance Request”), and, provided that no monetary or material non-monetary Default has occurred and is then continuing, Landlord shall disburse the requested amount of the Additional TI Allowance b wire transfer of immediate) available funds [***]. Tenant may make multiple draws against the Additional TI Allowance until such time as the entire Additional TI Allowance has been disbursed or the occurrence of the TI Deadline (as defined below), whichever occurs first. Tenant may use the Base TI Allowance (and Additional TI Allowance, if properly requested by Tenant pursuant to this Section 6.a) in Tenant’s sole discretion for, among other things, financing hard and soft costs of the Tenant Improvements, purchasing furniture, fixtures and equipment for Tenant’s use at the Premises or defraying the cost of moving expenses and costs incurred by Tenant for any other
4813-5202-3331.13    9

lease obligations, or for any other purpose desired by Tenant. Landlord shall not be obligated to disburse any portion of the Additional TI Allowance unless and until Landlord shall have received from Tenant an Additional TI Allowance Request. In no event shall any portion of the TI Allowance not properly requested by Tenant pursuant to this Section 6.a entitle Tenant to a credit against Rent payable under this Lease.
b.    TI Deadline; TI True-Up Date. Tenant shall [***] request disbursement of any portion of the Additional TI Allowance not previously disbursed, after which date Landlord’s obligation to fund such costs shall expire. Upon disbursement of any portion of the Additional TI Allowance, Base Rent shall be increased to include such amount of the Additional TI Allowance then disbursed by Landlord in accordance with this Lease amortized over the Revised Term [***]. The amount by which Base Rent shall be increased with respect to any disbursement of the Additional IT Allowance shall be determined (and Base Rent shall be increased accordingly) as of the date of such disbursement, with Tenant paying (on the next succeeding day that Base Rent is due under this Lease (the “TI True-Up Date”)) any underpayment of the further adjusted Base Rent for the period beginning on the Revised Term Commencement Date and ending on the TI True-Up Date.
c.    Completion Evidence. Tenant shall deliver to Landlord the following (collectively, the “Completion Evidence”) on or before the TI Deadline (time being of the essence): (i) a statement setting forth the total cost of the Tenant Improvements, including supporting invoices (paid or presently due and payable) for Tenant’s costs; (ii) all of the TI Submittals (as defined in the Work Letter); and (iii) such other deliveries as Landlord or one of its lenders reasonably requests. Notwithstanding the TI Deadline, Tenant shall cooperate with Landlord’s reasonable requests for portions of the Completion Evidence from time to time as the same become available. Tenant’s failure to deliver the Completion Evidence on or before the TI Deadline shall constitute a Default under Section 31.4 of the Existing Lease, and in addition to all other remedies available to Landlord under the Lease, at law and in equity, shall permit Landlord to obtain such Completion Evidence on Tenant’s behalf and Tenant shall immediately reimburse Landlord for the reasonable costs thereof as Additional Rent.
d.    Insurance Coverage. Prior to entering upon the Premises, Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 23 of the Existing Lease are in effect, and such entry shall be subject to all the terms and conditions of this Lease other than the payment of Base Rent or Tenant’s Share of Operating Expenses.
e.    Construction of Tenant Improvements. Tenant shall select the architect, engineer, and general contractor for the construction of the Tenant Improvements, subject to Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall not be obligated to pay Landlord a construction management fee or any similar construction oversight fee with respect to the Tenant Improvements. Upon Substantial Completion (as hereinafter defined) of the Tenant Improvements, Tenant shall deliver to Landlord (i) a certificate of occupancy for the Premises suitable for the Permitted Use and (ii) a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor. The term “Substantially Complete” or “Substantial Completion” means that the Tenant Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter), except for punch list items.
7.    Controllable Operating Expenses. Notwithstanding anything to the contrary set forth in the Lease, during the Revised Term, Tenant shall not be obligated to pay any increase in Controllable Operating Expenses (as hereinafter defined) on a non-cumulative basis by more than [***] in any calendar year over the amount of Controllable Operating Expenses chargeable
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to Tenant for the immediately preceding calendar year, beginning with Controllable Operating Expenses from the calendar year immediately succeeding the calendar year in which the Revised Term Commencement Date occurs. The term “Controllable Operating Expenses” shall mean all Operating Expenses except for taxes, assessments or impositions, Capital Expenditures, costs for repairs and maintenance (excluding preventative maintenance), utility charges, sewer fees, license, permit or inspection fees imposed by a Governmental Authority, insurance premiums, mandatory payments under CC&R’s or to an owners’ association, costs for snow removal, costs associated with repairs due to casualty, vandalism, costs for snow removal or other costs outside of Landlord’s reasonable control or costs that Landlord reasonably determines are necessary to prevent an adverse effect on the Building structure.
8.    Project Amenities. [***] Tenant shall be entitled to use the large conference areas and exercise/fitness areas located at 9714 Medical Center Drive in the Lower Campus and the parking spaces serving such areas (the “Amenities”) at no additional charge (except as provided in this Section), provided such use shall be subject to the use of such Amenities by other tenants of the Project on a first come, first served basis, as well as any temporary closures of the Amenities (or any portion thereof) by Landlord in connection with any maintenance, repair, alterations or improvements to be performed. During the Revised Term, Tenant shall be required to pay its proportionate share of the operating costs paid or incurred by Landlord in connection with the operation or maintenance of such Amenities, to the extent considered Operating Expenses under Section 9 of the Lease. During the Revised Term, Landlord shall continue to operate and maintain the Amenities in a manner substantially consistent with its current practices, subject to temporary closures for maintenance and repairs, alterations or additions necessitated by Applicable Laws and events of Force Majeure.
9.    Condition of Premises. Landlord shall deliver to Tenant a copy of each final Exit Survey submitted by JCVI pursuant to the Assignment Agreement (“JCVI Exit Survey”) upon Landlord’s receipt, without any representation or warranty, express or implied, including but not limited to any representation or warranty regarding the accuracy or completeness of the JCVI Exit Survey. The delivery of such JCVI Exit Survey shall not be deemed to be a representation or warranty regarding the physical or environmental condition of the Premises. On the Revised Term Commencement Date, Landlord shall deliver possession of the Premises to Tenant in broom clean condition. Tenant acknowledges that (a) except as expressly provided in this Second Amendment or the Lease, Tenant agrees to take the Premises in its condition “as is” as of the first day of the Revised Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy for the Revised Term or to pay for any improvements to the Premises, except as expressly provided in this Second Amendment or the Lease. Tenant’s taking of possession of the Premises on the Revised Term Commencement Date shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises, the Building, the Building systems and the Project were at such time in good, sanitary and satisfactory condition and repair. Notwithstanding the foregoing, at any time during the first twenty-four (24) months of the Revised Term (the “Warranty Period”), if any standard HVAC units (but specifically excluding any specialized HVAC units added by Tenant, such as those units that may be required for manufacturing) serving the Premises shall fail to be in good working order, then Tenant may deliver written notice to Landlord describing in reasonable detail such failure, and Landlord will perform the work necessary to put the HVAC unit in good working order with reasonable promptness and at Landlord’s sole cost as Tenant’s sole remedy for any such failure (and Tenant shall not be entitled to damages or any other remedy as a result of such failure, except as provided in Section 16.2 of the Lease); provided, however, that Landlord’s obligations pursuant to the foregoing shall be limited to necessary repairs and/or replacements, as determined by Landlord in its reasonable discretion, and Tenant shall remain responsible for the standard preventative maintenance and upkeep of such HVAC units in the ordinary course. During the Warranty Period, all costs which are the obligation of Landlord pursuant to this Section 9 shall be borne
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solely by Landlord and not included as Operating Expenses, provided Tenant (and not Landlord) shall be responsible for all costs, in whole or in part, that are incurred to the extent attributable to the negligence or willful misconduct of Tenant or any of its employees, contractors or subcontractors.
10.    Utilities and Services. During the Revised Term, Tenant shall, at its sole cost and expense, promptly and properly observe and comply with (including in the making by Tenant of any Alterations to the Premises) all orders, regulations, directions, rules, laws, ordinances, and requirements of all Governmental Authorities from the use or occupancy of, or applicable to, the Premises or any portion thereof, except as otherwise provided under this Second Amendment or the Lease, and subject to the terms and conditions of the Landlord Consent. During the Revised Term, Tenant shall, at Tenant’s sole cost and expense, procure and maintain standard preventative maintenance contracts, with copies of the same, in customary form and substance for, and with contractors specializing and experienced in, the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) heating, ventilating and air conditioning (“HVAC”) equipment, (ii) boilers and pressure vessels, (iii) fire extinguishing systems, including fire alarm and smoke detection devices, (iv) roof coverings and drains, (v) clarifiers, (vi) basic utility feeds to the perimeter of the Building, (vii) hoods, and (viii) any other equipment located in the Premises reasonably required by Landlord. Tenant shall make all arrangements for and pay for all water, electricity, air, sewer, refuse, gas, heat, light, power, telephone service and any other service or utility Tenant required at the Premises. Tenant shall not be liable for the cost of utilities supplied to the Premises attributable to the time period prior to the Revised Term Commencement Date; provided, however, that, if Landlord shall permit Tenant possession of the Premises prior to the Revised Term Commencement Date and Tenant uses the Premises for any purpose other than the installation of furniture, fixtures and equipment and the placement of personal property as set forth in Section 5 above, then Tenant shall be responsible for the actual out-of-pocket cost of utilities supplied to the Premises from such earlier date of possession.
11.    Repairs and Maintenance. Except to the extent required to be performed by Landlord pursuant to Section 18.1 of the Existing Lease, and subject to Landlord’s obligations under Section 9 above, Tenant shall repair, replace and maintain in accordance with standards for comparable first-class buildings in the Rockville, Maryland area and in accordance with all Applicable Laws the Premises, including the elevators and the base Building plumbing, fire and life safety, HVAC, electrical, security and mechanical systems (collectively, the “Building System Improvements”). Notwithstanding anything to the contrary in the Lease, in the event that Tenant’s performance of any of its repair, replacement or maintenance obligations under the Lease requires prior notice to Landlord, in an emergency, Tenant shall have the right to perform such repair, replacement or maintenance obligations after reasonable (in the circumstances) oral notice to Landlord, followed by written notice to Landlord within three (3) days after such emergency. As used in this Section 11, “emergency” shall have the meaning ascribed thereto in Section 31.14 of the Existing Lease.
12.    Generator. Landlord acknowledges that JCVI has conveyed ownership of the existing 1000 kw generator serving the Premises (the “Generator”) to Tenant pursuant to a separate agreement between JCVI and Tenant and Tenant has accepted the Generator in its existing condition “as is” as of the Revised Term Commencement Date. Tenant shall be entitled to use the Generator and, if so desired by Tenant, to replace such Generator. Tenant shall maintain, repair and (if necessary) replace the Generator at its sole cost and expense. Landlord expressly disclaims any warranties, whether express or implied, with regard to the Generator or the installation thereof, including any warranty of merchantability, suitability or fitness for a particular purpose. Tenant expressly assumes all risks arising from Tenant’s failure to perform (or properly perform) the maintenance, repair and/or or replacement of the Generator, the Generator’s malfunction, any failure or interruption of power to the Premises attributable to the
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Generator or any election by Tenant to remove the Generator, and Landlord expressly disclaims any liability or responsibility therefor, except as expressly provided in Section 16.2 of the Existing Lease. In the event of any malfunction or failure of the Generator, Tenant shall not be entitled to any termination of the Lease or any abatement or reduction of Rent, and Tenant shall not be relieved from the operation of any covenant, obligation or agreement of this Lease. Tenant may remove the Generator from the Premises at any time at Tenant’s sole cost and expense. In addition, Tenant shall have the right to place new generators on the Land during the Term, subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
13.    Environmental Indemnification. Notwithstanding anything in the Existing Lease to the contrary, (i) Tenant shall not be responsible for (A) any recognized environmental conditions set forth in any JCVI Exit Survey or (B) the presence of Hazardous Materials at the Premises or the Building as of the Revised Term Commencement Date, unless placed at the Premises or the Building by a Tenant Party, or the presence of Hazardous Materials at the Premises or the Building placed at the Premises or the Building by Landlord or Landlord’s affiliates, employees, agents, contractors or invitees and (ii) Landlord shall indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold the Tenant and Tenant’s affiliates, employees, agents, contractors or invitees (each, a “Tenant Party” and collectively, the “Tenant Parties”) harmless from and against any and all Claims resulting from (y) the presence of Hazardous Materials at the Premises or the Building as of the Revised Term Commencement Date, unless such Hazardous Materials were placed at the Premises or the Building by a Tenant Party or Tenant agreed to permit such Hazardous Materials to remain at the Premises for use and operation of the Premises following JCVI’s surrender of the Premises in accordance with the Assignment Agreement, and (z) the presence of Hazardous Materials at the Premises or the Building placed at the Premises or the Building by Landlord or Landlord’s affiliates, employees, agents, contractors or invitees.
14.    Option to Extend. Tenant shall have two (2) options (each, an “Option”) to extend the Revised Term by seven (7) years each as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions (each seven (7) year period being referred to herein as an “Extension Term”). Any extension of the Revised Term pursuant to an Option shall be on all the same terms and conditions as this Lease, except as follows:
a.    Base Rent at the commencement of each Extension Term shall equal (i) if there are no brokerage commissions payable by Landlord to Tenant’s broker in connection with the Option, ninety-five percent (95%) of the then-current FMV (as defined below), or (ii) if there are brokerage commissions payable by Landlord to Tenant’s broker in connection with the Option, one hundred percent (100%) of the then-current FMV, and in each case shall be further increased on each annual anniversary of the Extension Term commencement date by two and one-half percent (2.5%). Tenant may, no more than fifteen (15) months prior to the date the then-current Term is then scheduled to expire, request Landlord’s estimate of the FMV for the next Extension Term. Landlord shall, within fifteen (15) days after receipt of such request, give Tenant a written proposal of such FMV. If Tenant gives written notice to exercise an Option (“Extension Notice”), such Extension Notice shall specify whether Tenant accepts Landlord’s proposed estimate of FMV. If Tenant does not accept the FMV, then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors. In the event that the parties are unable to agree upon the FMV within thirty (30) days after Landlord’s receipt of the Extension Notice, then same shall be determined as follows: (i) Landlord and Tenant shall each appoint one broker who shall, by profession, be a licensed real estate broker, of good reputation, and who shall have been active over the ten (10) year period ending on the date of Landlord’s receipt of the Extension Notice in the leasing of similar properties within the Rockville, Maryland laboratory/research and development leasing market. Each such broker shall be appointed within thirty (30) days after the date of Landlord’s receipt of the applicable Extension Notice. (ii) The
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two brokers so appointed shall, within ten (10) days of the date of the appointment of the last appointed broker, agree upon and appoint a third broker who shall be qualified based upon the same criteria set forth hereinabove for the qualification of the initial two brokers and shall not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto. The third broker shall be paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the third broker, then the same shall be designated by the Washington, D.C. local chapter of the Judicial Arbitration and Mediation Services or any successor organization thereto (the “JAMS”). (iii) The three brokers shall within ten (10) business days of the appointment of the third broker reach a decision regarding the determination of the FMV, and shall notify Landlord and Tenant thereof. (iv) The decision of the majority of the three brokers shall be binding upon Landlord and Tenant and shall serve as the basis for determination of Base Rent payable for the applicable Extension Term. Failure of a majority of such brokers to reach agreement shall result in the FMV being designated by averaging the appraisals of the three brokers, ignoring for the purposes of such averaging the high and/or low appraisal which is more than ten percent (10%) in excess of or less than the middle appraisal, if applicable. (v) If either Landlord or Tenant fails to appoint a broker within the time period specified in subparagraph (i) hereinabove, the broker appointed by one of them shall reach a decision and notify Landlord and Tenant thereof, and such broker’s decision shall be binding upon Landlord and Tenant. (vi) The cost of the three-broker determination shall be paid by Landlord and Tenant equally. (vii) If, as of the commencement date of an Extension Term, the amount of Base Rent payable during the Extension Term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current Term. After the final determination of Base Rent payable for the Extension Term, the parties shall promptly execute a written amendment to this Lease specifying the amount of Base Rent to be paid during the applicable Extension Term. Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section 14.a or the extension of the Revised Term for such Extension Term.
b.    No Option is assignable separate and apart from this Lease. Tenant’s rights under this Section 14 shall be transferable in connection with an assignment of this Lease to an Exempt Transferee, but shall not be transferable to any other assignee without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.
c.    Each Option is conditional upon Tenant giving Landlord written notice of its election to exercise such Option at least twelve (12) months prior to the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of an Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of an Option after the date provided for in this Article 14.
d.    Notwithstanding anything contained in this Article 14 to the contrary, Tenant shall not have the right to exercise an Option or to commence an Extension Term unless Tenant is not then in Default.
e.    For purposes of this Lease, “FMV” for the Premises shall be based on a seven (7) year extension term and shall be equal to the monthly base rental rate (on a per square foot of rentable area basis) agreed to by willing sophisticated tenants and willing sophisticated landlords in leasing transactions (the “Comparable Transactions”), as of a particular time, in arms-length transactions for non-sublease, non-encumbered, non-equity, non-expansion, non-renewal space comparable in size, location, height and quality to the Premises, with a commencement date not more than eighteen (18) months prior to the commencement date of the extension term, or if there are no Comparable Transactions, in other first-class combined office/
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laboratory facilities containing located in the Rockville, Maryland area, with appropriate adjustments to account for differences in the Adjustment Factors (as defined below) and all other factors reasonably relevant to a fair market rent determination. In any determination of FMV, appropriate consideration should be given to any reasonably relevant factor (or difference in the subject transaction or Comparable Transactions used for purposes of comparison), including without limitation, the following factors (the “Adjustment Factors”): (a) monthly base rental rates per rentable square foot; (b) abatement provisions reflecting free rent or early occupancy during the lease term; (c) the size, location and floor height of the premises being leased; (d) the condition and market value of the existing tenant improvements, if any (from a general marketing perspective and without regard to their value, usability or function to Tenant or to any tenant in any Comparable Transaction), and the existence and amount of any tenant improvement or comparable allowance; (e) the existence and amount of any other cash payment or other equivalent concession, including, without limitation, moving allowances, lease takeover allowances (or where a lease assumption is applicable, the value thereof), and any comparable tenant inducement; (f) the existence of favorable expansion and/or extension options, and the value thereof; (g) any special parking rights, rates or concessions; (h) whether the lease transaction in question grants to the tenant any protection from increases in real property taxes and/or operating expenses, and if so, the amount, value or cost associated therewith; and (i) the credit standing of the tenant in question and/or the amount of letters of credit, cash security deposits, and/or other credit enhancements required to be made available by the tenant in question.
f.    For purposes of calculating the FMV, the following presumptions shall apply: the Premises is free and clear of all leases and tenancies (including this Lease), the Premises is available for the purposes permitted by this Lease in the then rental market, that Landlord has had a reasonable time to locate a tenant, and that neither Landlord nor the prospective tenant is under any compulsion to rent, and taking into account all relevant factors.
15.    Right of First Offer to Lease. For so long as MacroGenics, Inc. and/or an Exempt Transferee of MacroGenics, Inc. pursuant to an Exempt Transfer (a “MacroGenics Exempt Transferee”) leases the entire Premises and personally occupies at least ninety percent (90%) of the entire Premises and subject to any other parties’ pre-existing rights with respect to Available ROFO Premises (as defined below), Tenant shall have a right of first offer to lease (“Lease ROFO”) as to any rentable premises in the buildings located at 9708, 9712 and 9714 Medical Center Drive which Landlord is marketing and for which Landlord is seeking a tenant (“Available ROFO Premises”); provided, however, that in no event shall Landlord be required to lease any Available ROFO Premises to Tenant for any period past the date on which this Lease expires or is terminated pursuant to its terms (including available Options). To the extent that Landlord renews or extends a then-existing lease with such then existing tenant for the same premises pursuant to a contractual extension option existing as of the date hereof, the affected space shall not be deemed to be Available ROFO Premises. In the event Landlord intends to market Available ROFO Premises, Landlord shall provide written notice thereof to Tenant (the “Notice of Marketing to Lease”).
a.    Within fifteen (15) days following its receipt of a Notice of Marketing to Lease (time being strictly of the essence), Tenant shall advise Landlord in writing whether Tenant elects to lease all (not just a portion) of the Available ROFO Premises and on what terms and conditions. If Tenant fails to notify Landlord of Tenant’s election within such fifteen (15) day period (time being strictly of the essence), then Tenant shall be deemed to have elected not to lease the Available ROFO Premises.
b.    If Tenant notifies Landlord that Tenant elects to lease all of the Available ROFO Premises and of the terms and conditions therefore (“Tenant’s Leasing Offer”) within the [***] period described above (provided that Tenant shall be required to lease the Available
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ROFO Premises for at least the remainder of the then-current Revised Term), then Landlord shall have [***] days after receipt of Tenant’s Leasing Offer to respond to Tenant in writing whether Landlord elects to lease the Available ROFO Premises to Tenant on the terms and conditions set forth in Tenant’s Leasing Offer. If Tenant delivers Tenant’s Leasing Offer within the [***] period described above and Landlord elects to lease the Available ROFO Premises to Tenant on the terms and conditions set forth in Tenant’s Leasing Offer, then Landlord shall lease the Available ROFO Premises to Tenant upon the terms and conditions set forth in Tenant’s Leasing Offer. If Landlord fails to deliver notice of Landlord’s election to lease the Available ROFO Premises to Tenant within such [***] period, then Landlord shall be deemed to have elected not to lease the Available ROFO Premises to Tenant upon the terms and conditions set forth in Tenant’s Leasing Offer.
c.    If (i) Tenant notifies Landlord that Tenant elects not to lease the Available ROFO Premises, (ii) Tenant fails to notify Landlord of Tenant’s election within the [***] period described above (time being strictly of the essence), (iii) Landlord declines (or is deemed to have declined) to lease the Available ROFO Premises to Tenant on the terms and conditions set forth in Tenant’s Leasing Offer or (iv) Landlord fails to notify Tenant of Landlord’s election to lease the Available ROFO Premises to Tenant on the terms and conditions set forth in Tenant’s Leasing Offer within the [***] period described above (time being strictly of the essence), then Landlord shall have the right to consummate a lease of the Available ROFO Premises [***].
d.    Notwithstanding anything in this Article 15 to the contrary, Tenant shall not have the right to exercise the Lease ROFO during such period of time that there exists a monetary default or material non-monetary default by Tenant under any provision of this Lease for which notice has been given to Tenant by Landlord (to the extent notice is required under this Lease). Any attempted exercise of the Lease ROFO during a period of time in which Tenant is so in default shall be void and of no effect. Notwithstanding anything in this Lease to the contrary, Tenant shall not assign or transfer the Lease ROFO, except in conjunction with an assignment or transfer of Tenant’s interest in the Lease to an Exempt Transferee pursuant to an Exempt Transfer, without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay.
e.    If Tenant exercises the Lease ROFO, Landlord does not guarantee that the Available ROFO Premises will be available on the anticipated commencement date for the Lease as to such Premises due to a holdover by the then-existing occupants of the Available ROFO Premises or for any other reason beyond Landlord’s reasonable control, so long as Landlord acts in good faith to promptly and diligently pursue all reasonable means to obtain possession of such space, including the commencement of eviction proceedings when appropriate, as soon as reasonably practicable, but Tenant shall not be liable for any rent until the time when Landlord can deliver possession of the ROFO Premises to Tenant.
f.    Tenant’s rights under this Section 15 shall be transferable in connection with an assignment of this Lease to an Exempt Transferee, but shall not be transferable to any other assignee without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.
16.     Right of First Offer to Purchase. For so long as MacroGenics and/or a MacroGenics Exempt Transferee leases all, and personally occupies at least ninety percent (90%), of the entire Premises, Tenant shall have a right of first offer to purchase the fee interest (“Purchase ROFO”) in the Building and underlying parcel of land (the “ROFO Real Property”). Landlord shall not sell the entire Building in fee simple unless Landlord shall first offer the Building to Tenant as follows: (i) Landlord shall give to Tenant an irrevocable written notice (“Landlord’s Purchase ROFO Notice”) specifying the Basic Sale Terms (as hereinafter defined) upon which Landlord desires to sell the Building; and (ii) Tenant shall then have the one-time
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right to purchase the Building (the “Purchase ROFO”) by notifying Landlord in writing of the exercise of such Purchase ROFO [***] and delivering one-half of the deposit required pursuant to the Additional Sale Terms (as hereinafter defined), time being of the essence.
a.    If Tenant exercises the Purchase ROFO [***] (time being strictly of the essence), then Tenant shall have the one-time right and obligation (subject to Landlord and Tenant entering into a Purchase Agreement pursuant to the Additional Sale Terms) to purchase the Building upon the Basic Sale Terms and the Additional Sale Terms to the extent such Additional Sale Terms are not inconsistent with the Basic Sale Terms.
b.    Notwithstanding anything to the contrary herein, Tenant’s rights under this Article 16 shall not apply to:
(i)    any sale/leaseback transaction made in connection with a bona fide financing;
(ii)    any sale or transfer of less than eighty percent (80%) of all of the direct and indirect interests in Landlord (but, whether or not in excess of eighty percent (80%), in no event shall Tenant’s rights apply to a sale or transfer among then-existing direct or indirect interest holders in Landlord, sales or transfers of beneficial interests in direct or indirect interest holders in Landlord that are part of a portfolio transaction that includes properties other than the Building, and mergers, acquisitions, sales or transfers of or in entities with a direct or indirect interest in Landlord that own direct or indirect interests in properties other than the Building, in each case unless such transfers are made with the intention of allowing a transfer of the Building in avoidance of Tenant’s rights under this Article 16);
(iii)    any sale or transfer of the Building to a partnership, corporation, limited liability company, trust or other entity that is under control by, common control with, or controls Landlord or any direct or indirect owner of Landlord, but any such transferee shall hold title subject to Tenant’s rights under this Article 16;
(iv)    any transfer in the nature of a financing transaction with a financial institution that is made for a bona fide business purpose (i.e., other than in order to allow a transfer of the Building in avoidance of Tenant’s rights under this Article 16), including without limitation the granting of, or foreclosure or deed-in-lieu of foreclosure, under a mortgage; and
(v)    any portfolio transaction that includes at least one other real estate asset consisting of a building with at least 40,000 square feet in gross floor area or land capable of accommodating a new building of at least 40,000 rentable square feet in area. In connection with any portfolio transaction that includes only the Building and a related asset, and, therefore, is subject to the provisions of this Article 16, Tenant must exercise its election to purchase, if at all, with respect to the entire portfolio transaction offered in Landlord’s Purchase ROFO Notice.
c.    If Tenant either rejects the Landlord’s Purchase ROFO Notice or does not exercise the Purchase ROFO within the [***] period described above (time being strictly of the essence), then Landlord shall be free to sell the Building to a third-party person or entity upon terms and conditions no less favorable to Landlord in any material respect than the Basic Sale Terms without further obligation to Tenant, except that the purchase price may be as much as ten percent (10%) less than that reflected in the Basic Sale Terms. If after Tenant either rejects the Landlord’s Purchase ROFO Notice or does not exercise the Purchase ROFO within the [***] period described above, and Landlord desires to offer the Building for sale upon terms that are materially less favorable to Landlord than the Basic Sale Terms and/or at a purchase price that is more than ten percent (10%) less than the purchase price stated in the Basic Sale Terms, then Landlord must resubmit a Landlord’s Purchase ROFO Notice in accordance with the procedures
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set forth above. However, if the new notice to Tenant is given not more than [***] after the previous notice to Tenant, then Tenant’s time to exercise its Right of First Offer pursuant to such new notice shall be reduced to [***].
d.    Upon (i) any sale of the Building, (ii) any portfolio transaction sale that includes the Building and is not subject to the rights of Tenant under this Article 16, or (iii) any foreclosure of a mortgage on the Building or conveyance by deed-in-lieu of foreclosure, in each case to a third-party person or entity in accordance with the terms of this Article 16, Tenant’s Purchase ROFO shall forever terminate.
e.    As used herein: “Basic Sale Terms” shall mean the purchase price and terms of any seller financing offered by Landlord; and “Additional Sale Terms” shall mean those terms set forth on Exhibit E attached to this Amendment. The Lease shall terminate upon transfer of title to Tenant pursuant to this Article 16.
f.    Notwithstanding any provision of this Article 16 to the contrary, Tenant’s rights under this Article shall be void (i) at Landlord’s election, if a Default is then continuing at the time Tenant makes any election with under this Article or at the time the closing under the purchase contemplated by this Article 16 is scheduled to occur, and (ii) [***] prior to the then-scheduled expiration of the term of this Lease unless Tenant has properly exercised its right to extend the term of this Lease pursuant to an Option (if any such right remains). If Tenant asserts any rights in the Building by means of lis pendens or similar notice, or any method claiming any rights or interest in any space in the applicable building (as opposed to a claim strictly for monetary damages, for which the indemnity set forth in this sentence will not apply), and fails to prevail in such proceeding, then Tenant shall indemnify, defend and hold harmless Landlord for any loss, cost, damage or injury that Landlord suffers or incurs on account of the delay caused by such proceeding, including without limitation any lost sale transaction or tenant leases for space in the Building or change in market conditions directly affecting a sale or lease for tenant space in the Building. Furthermore, the provisions of this Article 16 are personal to MacroGenics, Inc. and may not be assigned except to a MacroGenics Exempt Transferee in connection with an Exempt Transfer of this Lease to such MacroGenics Exempt Transferee without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion.
g.    Any Landlord’s Purchase ROFO Notice and information in connection therewith, and any information regarding a sale of the Building, provided to Tenant by Landlord pursuant to this Article 16 shall be held confidential by Tenant and not disclosed to any third party except as required by Applicable Laws or in connection with any dispute between Landlord and Tenant regarding this Article 16 and for disclosures to Tenant’s attorneys and third-party consultants to the extent such attorneys and consultants are reasonably required for Tenant to evaluate such information and, in each case, provided that such attorneys and consultants are made subject to the provisions of this paragraph. Any such information shall be returned by Tenant to Landlord in the event that Tenant’s rights under this Article 16 terminate in accordance with the terms hereof.
h.    Any disputes regarding the provisions of this Article 16 shall be resolved by arbitration as follows: the parties shall promptly meet and confer to attempt in good faith to resolve such dispute, and if such dispute is not resolved within thirty (30) days after Landlord or Tenant delivers written notice of such dispute to the other, the parties shall direct the Washington, DC office of the JAMS to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant and has not worked for either party or its affiliates at any time during the prior five (5) years. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator. The arbitration shall be conducted in accordance with the expedited commercial arbitration rules of the JAMS insofar as such rules are not inconsistent
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with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties. The arbitrator’s decision shall be final and binding on the parties.
i.    Upon Tenant’s request, Landlord agrees to execute and deliver to Tenant a memorandum of Tenant’s Purchase ROFO, in form and substance reasonably acceptable to Landlord and Tenant (the “Purchase ROFO Memorandum”), provided that Tenant executes and delivers to Landlord or a third party escrow agent reasonably acceptable to Landlord and Tenant an instrument acknowledging the termination of Tenant’s Purchase ROFO, in form and substance reasonably acceptable to Landlord and Tenant, to be held in escrow and recorded upon the earlier to occur of the termination of this Lease or the termination of Tenant’s Purchase ROFO in accordance with the terms of this Second Amendment. Tenant may, but shall not be obligated to, record the Purchase ROFO Memorandum, provided Tenant shall be obligated to pay all costs and expenses relating thereto, including any taxes assessed as a result of such recording.
17.    Broker. Tenant and Landlord each represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Second Amendment, other than CBRE, Inc. (“Broker”), and agrees to reimburse, indemnify, save, defend (at the indemnified party’s option and with counsel reasonably acceptable to the indemnified party, at the indemnifying party’s sole cost and expense) and hold harmless the indemnified party for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is entitled to a leasing commission in connection with the making of the Assignment Agreement, the Landlord Consent and this Second Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker and Tenant shall have no obligation to pay Broker a leasing commission in connection with the making of the Assignment Agreement, the Landlord Consent and this Second Amendment.
18.    Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:
MacroGenics, Inc.
9704 Medical Center Drive
Rockville, Maryland 20850
Attn: General Counsel
with a copy to (which copy shall not constitute notice):
Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC 20001
Attention: Heather G. Haberl
19.    Effect of Amendment. Except as modified by this Second Amendment and the Assignment Agreement and Landlord Consent, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Second Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
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20.    Successors and Assigns. Each of the covenants, conditions and agreements contained in this Second Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
21.    Miscellaneous. This Second Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Second Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
22.    Landlord Representations, Warranties and Covenants. Landlord hereby represents and warrants to Tenant that, as of date hereof and as of the Revised Term Commencement Date: (i) the Existing Lease attached hereto as Exhibit L is the true, complete and correct copy of the Existing Lease and the Existing Lease has not been amended or modified except as otherwise set forth in this Second Amendment and as set forth in Exhibit L hereto; (ii) the Existing Lease is valid, binding and in full force and effect, and enforceable in accordance with its terms by Landlord and Tenant; (iv) to Landlord’s knowledge, no party is in breach or default under the Existing Lease (whether monetary or otherwise) or has given or received any notice of breach or default or termination under the Existing Lease; (v) to Landlord’s knowledge, JCVI did not made any assignment, sublease, transfer, conveyance or other disposition of the Existing Lease or any interest therein, or grant any sublease, license, occupancy agreement or other use or occupancy right to any other person or entity, except for JCVI’s grant of the Early Access Rights (as defined in the Assignment Agreement) pursuant to the Assignment Agreement; and (vi) to Landlord’s knowledge, there are no parties in possession of the Premises other than Tenant. Each Party guarantees, warrants and represent to the other and to Landlord that the execution and consummation of this Assignment have been duly authorized by all appropriate company action, and the individual or individuals signing this Assignment have the power, authority and legal capacity to sign this Assignment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint ventures or other organizations and entities on whose behalf such individual or individuals have signed. Notwithstanding anything to the contrary contained in the Lease, the Assignment or the Landlord Consent, Landlord hereby covenants that Landlord shall not exercise Landlord’s remedy to terminate the Lease or Tenant’s possession of the Premises, nor shall Tenant be prohibited from exercising an Option, the Lease ROFO or the Purchase ROFO, nor shall Landlord (a) refuse to fund the Base TI Allowance or Additional TI Allowance, (b) fail to deliver any SNDA required by the Lease, (c) fail to make casualty insurance proceeds available under Section 24.10 of the Lease, (d) refuse to permit a Transfer or allow Tenant to collect rents directly from a transferee under Section 29 of the Lease, (e) charge Additional Rent under Section 7.2 of the Lease, (f) draw against the Security Deposit or (g) fail to recognize Tenant’s quiet enjoyment rights under Section 15 of the Lease, solely by reason of any breach or default of JCVI under the Existing Lease existing as of the Revised Term Commencement Date, provided that the foregoing shall in no way be deemed to limit Landlord’s ability to exercise any remedies under the Lease, including without limitation the termination of the Lease or Tenant’s possession of the Premises, due to any Default caused by Macrogenics, Inc. as the Tenant during its early access to the Premises pursuant to Section 5 of this Second Amendment or any Default resulting from its exacerbation of a breach or default of JCVI under the Existing Lease existing as of the Revised Term Commencement Date. In no event shall Tenant be required to make any certification in an estoppel certificate about the existence of tenant defaults under the Lease as of the Revised Term Commencement Date. In addition, notwithstanding any provision to the contrary contained in the Existing Lease, Landlord agrees
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to look solely to JCVI for satisfaction of any default of the tenant’s obligations under the Lease occurring prior to or existing as of the Revised Commencement Date and for satisfaction of all obligations of the tenant under the Lease to the extent accruing prior to or existing as of the Revised Commencement Date, including, without limitation, the obligation to pay any amount payable by the tenant under the Lease to the extent accruing prior to or existing as of the Revised Commencement Date, and the recovery of any losses accruing to Landlord and recoverable under the Lease, at law or in equity, to the extent arising under the Lease prior to or existing as of the Revised Commencement Date, provided that the foregoing shall in no way be deemed to limit Landlord’s ability to exercise any remedies under the Lease due to any Default caused by Macrogenics, Inc. as the Tenant during its early access to the Premises pursuant to Section 5 of this Second Amendment or any Default resulting from Tenant’s exacerbation of a breach or default of JCVI under the Existing Lease existing as of the Revised Term Commencement Date.
23.    Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Second Amendment have the power, authority and legal capacity to sign this Second Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed. Landlord guarantees, warrants and represents that the individual or individuals signing this Second Amendment have the power, authority and legal capacity to sign this Second Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
24.    Counterparts; Facsimile and PDF Signatures. This Second Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Second Amendment shall be equivalent to, and have the same force and effect as, an original signature.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the date and year first above written.
LANDLORD:
BMR-MEDICAL CENTER DRIVE LLC,
a Delaware limited liability company
By: /s/ Jonathan P. Klassen
Name: Jonathan P. Klassen
Title: Executive Vice President

TENANT:
MACROGENICS, INC.,
a Delaware corporation
By: /s/ Scott Koenig
Name: Scott Koenig
Title: CEO

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